U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------


                        PRE-EFFECTIVE AMENDMENT NO. 1. TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                   ----------

                            Flagstick Ventures, Inc.
                 (Name of Small Business Issuer in Its Charter)


           Delaware                           5091                     59-3733133
(State or Other Jurisdiction of   (Primary Standard Industrial      (I.R.S. Employer
Incorporation or Organization)        Classification Code)       Identification Number)


                              2394 41st Street S.W.
                              Naples, Florida 34116
   (Address, Including Zip Code, and Telephone Number, including Area Code, of
                         Registrant's Executive Offices)

                                Jeff Arthur Jones
                              2394 41st Street S.W.
                              Naples, Florida 34116
 (Name, Address, Including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies of all communications, including communications to the agent for service of process, to:

                              Joseph Sierchio, Esq.
                   Eiseman Levine Lehrhaupt & Kakoyiannis, PC
                           845 Third Avenue, 8th Floor
                            New York, New York 10022
                                 (212) 752-1000

                                   ----------

                  APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC:
   As soon as practicable after this registration statement becomes effective.

                                   ----------

If this Form is filed to register additional securities for an offering pursuant to Rule 426(b) under the Securities Act of 1933, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act Registration Statement number of the earlier Registration Statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act Registration Statement number of the earlier Registration Statement for the same offering. |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, as amended, check here: |X|

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------------------
   Title Of Each Class Of          Number of Shares To        Proposed Maximum          Proposed Maximum         Amount of
Securities To Be Registered           Be Registered          Offering Price Per        Aggregate Offering      Registration
                                                                   Share                      Price                Fee(1)
---------------------------------------------------------------------------------------------------------------------------
        Common stock                    3,000,000                  $0.05                    $150,000               $13.80
---------------------------------------------------------------------------------------------------------------------------


(1)   Calculated in accordance with Rule 457 under the Securities Act of 1933.

 THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE
 A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT
    SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING
                    PURSUANT TO SECTION 8(a), MAY DETERMINE.

      The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

                                   PROSPECTUS
                            Flagstick Ventures, Inc.
                 3,000,000 Shares at A Price Of $0.05 Per Share.

      This is our initial public offering. Before this offering, there has been no public market for shares of our common stock. There can be no assurance that an active trading market will develop for our common stock. If a market were to develop, it would most likely be on the NASD OTCBB or the "pink sheets." However, we have no arrangements or understandings with respect to a possible listing of our securities on any such securities market. We would not satisfy the listing criteria of any national securities exchange or the Nasdaq Stock Market.

      We are offering a minimum of 2,000,000 shares and a maximum of 3,000,000 shares of our common stock at a price of $.05 per share on an all or none, best-efforts basis. We must sell at least 2,000,000 shares in order to consummate the offering. Pending the sale of the minimum number of shares, proceeds from the offering will be held in a non interest bearing escrow account. Following the sale of at least 2,000,000 shares, we will have access to the offering proceeds and we will use them as we receive them. The offering will end on the earliest to occur of ___________, a date which is 120 days from the date of this prospectus, or the date on which all of the shares are sold. If at least 2,000,000 shares are not sold by _____, 2002, the offering will terminate and all funds received from subscribers will be returned to them within three business days following the termination of the offering.

      We will offer the shares directly through our officer and director on a best-efforts, all of none basis with respect to the first 2,000,000 shares and on a best-efforts basis with respect to the remaining 1,000,000 shares. No compensation is to be paid to any person for the offer and sale of the shares.


      Purchase of the shares is highly speculative and subject to numerous risks. See "Risk Factors" beginning on page 6 for a discussion of material issues to consider before purchasing any of the shares.

      The shares offered by this Prospectus have not been registered in the State of Florida. When sales are made to five or more persons in the State of Florida, any sale of the shares in the State of Florida shall be voidable by the purchasers of those shares within three days after the receipt of consideration by the escrow agent from those purchasers.

                                   ----------

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


===========================================================================================
                                     PRICE TO THE         MAXIMUM
                                        PUBLIC        COMMISSIONS (1)    PROCEEDS TO US (2)
-------------------------------------------------------------------------------------------
                 Per Share               $0.05              -0-                 $0.05
-------------------------------------------------------------------------------------------
Total - 2,000,000 shares (minimum)     $100,000             -0-               $100,000
-------------------------------------------------------------------------------------------
        3,000,000 (maximum)            $150,000             -0-               $150,000
===========================================================================================

(1) We are offering the shares directly through our officer and director on a best efforts, all or none basis with respect to the first 2,000,000 shares and on a best efforts basis with respect to the remaining 1,000,000 shares. No compensation will be paid to our officer and director in connection with his efforts regarding the offer and the sale of our shares.

(2)   Does not include estimated offering expenses of approximately $46,510.

             The date of this prospectus is ________________, 2002.

                                TABLE OF CONTENTS


Prospectus Summary ........................................................    5
Risk Factors ..............................................................    6
Cautionary Note Regarding Forward-Looking Statements ......................   14
Use of Proceeds ...........................................................   15
Arbitrary Determination of Offering Price .................................   17
Dilution ..................................................................   17
Plan of Distribution ......................................................   18
Plan of Operation .........................................................   20
Our Business ..............................................................   22
Legal Proceedings .........................................................   27
Directors, Executive Officers, Promoters and Control Persons ..............   27
Executive Compensation ....................................................   28
Security Ownership of Certain Beneficial Owners and Management ............   29
Market for Our Common Stock and Related Stockholder Matters ...............   29
Description of Common Stock ...............................................   30
Interests of Named Experts and Counsel ....................................   31
Disclosure of Commission Position on Indemnification For Securities Act
  Liabilities .............................................................   31
Certain Relationships and Related Transactions ............................   31
Legal Matters .............................................................   32
Experts ...................................................................   32
Changes in and Disagreements with Accountants on Accounting and
  Financial Disclosure ....................................................   32
Where You Can Find Additional Information .................................   32
Financial Statements ......................................................   33

                               PROSPECTUS SUMMARY

      This summary contains a brief overview of material information about us and the offering. Because it is only a summary, it does not contain all of the information that you should consider before purchasing our shares. You should read the entire prospectus, including the section titled "Risk Factors" and our financial statements and related notes, before making an investment decision to purchase any of the shares. Unless the context otherwise requires, reference to "us," "we," and "our" refer to Flagstick Ventures, Inc.

Our Company


      Flagstick Ventures, Inc. is a Delaware corporation incorporated on April 4, 2001 for the purpose of acquiring the wholesale golf equipment and accessories business previously conducted by our president, Jeff Arthur Jones, as a sole proprietorship under the name "A and Z Golf." We were formed by Mr. Jones for the specific purpose of acquiring the business which he was conducting as a sole proprietorship. We acquired the business from Mr. Jones, through our wholly-owned subsidiary, A & Z Golf Corp., on June 5, 2001, in exchange for 2,000,000 shares of our common stock. Prior to that date, Mr. Jones conducted the business as a sole proprietorship. Through A & Z Golf Corp., we will continue to wholesale golf equipment and accessories to retailers.


      We maintain our executive offices at:

                                               2394 41st Street S.W.
                                               Naples, Florida 34116
                                               Tel.: (941)352-7883

The Offering


      We are offering a minimum of 2,000,000 shares and a maximum of 3,000,000 shares. We must sell at least 2,000,000 shares to consummate the offering. Pending the sale of the minimum number of shares, proceeds from the offering will be held in a non interest bearing escrow account. If at least 2,000,000 shares are not sold by __________, a date which is 120 days from the date of this prospectus, the offering will terminate and the escrowed funds will be returned to the subscribers within three business days after the termination of the offering. The offering price is $0.05 per share. The offering price was arbitrarily determined by us.

      We will offer the shares for a period of up to 120 days from the date of this prospectus unless all 3,000,000 shares are sold prior to that date. We will conduct an initial closing of the offering ten days following the date on which we have sold at least 2,000,000 shares. Thereafter a closing will take place every two weeks ("Interim Closings") until the earlier of (i) _____ , 2002 or
(ii) the sale of all 3,000,000 shares offered at which time the offering will terminate.

      We currently have 2,000,100 shares issued and outstanding. If we sell all of the shares offered in this offering, we will have a total of 5,000,100 shares issued and outstanding.

No Trading Market for Our Common Stock


      There is no trading market for our common stock and there can be no assurance that an active trading market will develop for our common stock on the over the counter market; or, if such trading market does develop, that it will be sustained. Even if we sold the maximum number of shares, we still would not satisfy the listing criteria for a listing on the NASDAQ Stock Market, Inc. or any national exchange. We have no arrangements or understandings with respect to a possible listing of our securities on any such securities market. The absence of such a trading market may limit the marketability and liquidity of our shares.


Use of Proceeds

      We intend to use the proceeds from the offering to pay for the expenses of the offering and for working capital expenditures. See "Use of Proceeds."

                                  RISK FACTORS

      An investment in shares of our common stock involves a high degree of risk and should not be made by persons who cannot afford the loss of their entire investment. You should consider carefully the following risks before you decide to buy our common stock. Our business, financial condition or results of operations could be materially and adversely affected by any one or more of the following risks.

      We have categorized the risk factors into two categories:

            o     Risks Pertaining to Us and Our Business; and

            o     Risks Pertaining to This Offering

                     RISKS PERTAINING TO US AND OUR BUSINESS

Our limited operating history makes it difficult for you to assess our prospects and for us to project with any certainty our future success.


      We were organized on April 4, 2001. Since then, we have limited our activities to organizational and marketing strategy. Because of this limited operating history, our prospects are difficult to predict and must be considered in light of the risks, expenses and problems frequently encountered by companies that are in the early stages of development and that operate in new and rapidly changing markets which are discussed in greater detail in this section.


      Potential investors should consider our prospects in light of the following risks, expenses and uncertainties that may be encountered by development stage companies:

      o     an evolving and unproven business model;

      o     management of an expanding business in a rapidly changing market;

      o     attracting new customers and maintaining customer satisfaction;

      o     introducing new and enhanced services, products and alliances;

      o maintaining our profit margins, notwithstanding price competition or rising manufacturer prices;


      o the lack of long-term or firm commitments with our suppliers, manufacturers, and distributors; and

      o     the limited current customers base.

      To address these risks we must successfully:

      o     develop and extend relationships with manufacturers for merchandise;


      o     implement an evolving and unproven business model;

      o     establish internal accounting systems and controls;

      o     manage growth, if any;

      o     develop and manage an efficient distribution system;

      o     develop and implement an efficient transaction processing system;
            and

      o     successfully develop and grow new markets.

      Because we will spend money on these initiatives before we receive any revenue for our efforts, our losses will be greater than the losses that we would otherwise incur if we develop our business more slowly. In addition, we may find that these initiatives are more expensive than we currently anticipate. Such an increase would further increase our losses. Moreover, the timing of such expenses can contribute to fluctuations in our quarterly operating results. If we do not successfully manage these risks, our business will suffer. We cannot assure you that we will successfully address these risks or that our business strategy will be successful.

      Ultimately, if we are unable to implement our business plan or to generate significant levels of revenues to permit us to attain profitability as a result of the risk factors we discuss in this prospectus or for any unforeseen reason, the value of our shares will be materially and adversely affected. This would in all likelihood result in the loss of your investment.


Based upon our limited revenues since inception, we cannot assure you of generating a profit in the fiscal year ending March 31, 2003.

      We have generated an operating loss of ($65,187) from inception (April 4, 2001) to March 31, 2002. We cannot assure you of any operating results and we will likely experience large variations in quarterly operating results. In future quarters, our operating results may not meet public market analysts' and investors' expectations. If that happens, the price of our common stock may fall. Many factors can cause these fluctuations, including:


            o     the number, size, timing and scope of our projects;

            o     customer concentration;

            o     long and unpredictable sales cycles;

            o     contract terms of projects;

            o     degrees of completion of projects;

            o     project delays or cancellations;

            o competition for, retention and maximizing the use of employees;

            o how well we estimate the resources we need to complete projects;

            o     the integration of new business;

            o     pricing changes in the industry;

            o economic conditions that can effect the golf equipment industry; and

            o     competition for and retention of existing customers.


      We expect to incur losses for the fiscal year ending March 31, 2003. As a result, we will need to generate significant revenues and maintain reasonable expense levels to achieve profitability. Even if we achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis in the future.

Our future performance is dependent on our ability to retain our President, Mr. Jones, as the loss of his services would adversely affect our ability to operate successfully.

      Mr. Jones is serving as our sole officer and director. We will be heavily dependent upon Mr. Jones' entrepreneurial skills and experience to implement our business plan. This dependence is particularly important in our business, because personal relationships are a critical element of obtaining and maintaining favorable business relationships. Moreover, we do not have an employment agreement with Mr. Jones. Our subsidiary, A & Z Golf Corp. has an unwritten understanding with Mr. Jones regarding his employment that may be terminated by Mr. Jones upon thirty days written notice. As a result, there is no assurance that he will continue to manage our affairs in the future. Nor have we obtained a key man life insurance policy on Mr. Jones. It is possible that both our subsidiary and we could lose the services of Mr. Jones, or Mr. Jones may decide to join a competitor or otherwise compete directly or indirectly with us. This would have a significant adverse effect on our business and could cause the price of our stock to significantly decline as Mr. Jones' services would be difficult to replace.

Loss of our key customer would have a detrimental affect on our ability to operate our business because that customer represents almost 100% of our current revenues.

      Our primary customer, Liquid Golf Corporation, a golf retailer, currently represents virtually 100 percent of our revenues. The loss of LiquidGolf as a customer would strongly hinder and adversely affect our ability to continue our operations. We have no long-term contracts or arrangements with this customer that guarantees the sales of merchandise for any period.

We will need additional capital, the availability of which is uncertain, to fund our business and complete the implementation of our business plan.

      We require substantial working capital to fund our business and may need additional capital in the future in order to fully implement our business plan, especially if we seek to expand. We will likely experience negative cash flow from operations through December 31, 2002. We expect that if the minimum number of shares are sold, the net proceeds from this offering, together with our available funds, should be sufficient to meet our working capital needs for the next 12 months. If, however, we need to raise additional funds through the issuance of equity, equity-related or debt securities, your stock ownership percentage may be diluted. In addition, we cannot be certain that additional financing will be available to us. If we are unable to obtain adequate additional financing on reasonable terms, our operations will suffer and we may never become profitable.

We may not be able to compete successfully against current and future competitors.


      We face substantial competition in our market. We cannot assure you that we will be able to compete successfully or that competitive pressures will not damage our business. Our competitors include:

      o     manufacturers representatives, distributors, and other wholesalers;

      o websites maintained by online wholesalers and retailers of golf products;

      o     traditional department stores and stand-alone golf retailers;

      o     nationally known discount golf retailers;

      o competition from other retailers of golf products who seek to purchase high demand or limited supply products;

      o catalog retailers of golf equipment, apparel and other golf-related merchandise; and

      o Internet portals and on-line service providers that feature shopping services, such as America Online, eBay, Yahoo!, Excite and Lycos.

      Most of our competitors are larger than we are and may have substantially greater financial, distribution and marketing resources. In addition, many of our competitors may be able to secure products from vendors on more favorable terms, fulfill customer orders more efficiently and adopt more aggressive pricing or inventory availability policies than we can. Moreover, some online competitors may be able to use the Internet as a marketing medium to reach significant numbers of potential customers more effectively than we can.


Failure of our third party vendors to timely provide us with products would negatively impact our customer satisfaction and retention.

      We depend on the ability of third-party vendors to provide us with popular, high demand golf equipment, apparel and related merchandise at competitive prices and in sufficient quantities. Many of our smaller suppliers have limited resources, production capacities and operating histories. If a current vendor failed to continue its operations, we would experience temporary interruption of supply that could result in loss of sales and negatively impact our customer satisfaction and retention. Moreover, certain other vendors have specific volume and distribution requirements that we may fail to meet and/or may not be able to continue to meet due to our size and sales volume levels.


Seasonal fluctuations in demand for golf equipment and accessories may have an adverse impact on our operating results.

      Seasonal fluctuation in the sale of golf-related products could cause significant fluctuations in our quarterly results. We have experienced, and we expect to continue to experience, seasonal fluctuations in our revenues. These seasonal patterns generally cause fluctuations in our quarterly reports. In particular, we expect that the fourth calendar-quarter will account for a significant percentage of our total annual sales. Consequently, in anticipation of such increased sales activity, we may find it necessary to hire several temporary employees to support our current operations. If, however, our revenues do not meet seasonal expectations during the fourth quarter, our annual operating results may not meet the expectations of securities analysts and investors which could have an adverse impact on our stock price. In addition, it is possible that our seasonal sales patterns will become more pronounced, strain our permanent work force, adversely affect our distribution and shipment activity, and may cause a shortfall in revenues as compared to expenses in a given period. See "Management Discussion and Analysis of Financial Condition and Results of Operation."


Since we have no supply agreements with manufactures and/or large distributors of golf equipment we may have difficulty obtaining merchandise when needed which would adversely affect our customer satisfaction.


      We desire to offer a competitive source of golf apparel and merchandise. There can be no assurance that we will be able to obtain the quantity, selection or brand quality of items that we believe is necessary. We have no long-term contracts or arrangements with any of our suppliers that guarantee the availability of merchandise or the continuation of particular pricing practices. Our arrangements with our suppliers typically do not restrict such suppliers from selling products to other buyers. There can be no assurance that our current suppliers will continue to sell products to us on current terms or that we will be able to establish new or otherwise extend current supply relationships to ensure acquisitions of product in a timely and efficient manner and on acceptable commercial terms. Our ability to obtain favorable terms from reputable suppliers, obtain high quality merchandise from those suppliers and the ability of the suppliers to produce, stock and deliver high quality products to our customers is critical to our success. If we are unable to satisfy any of these elements or we are unable to develop and maintain relationships with suppliers that would allow us to obtain a sufficient variety and quantity of quality merchandise on acceptable commercial terms, our business, operating results and financial condition would be materially and adversely affected.


If we are unable to support or sustain any increase in the volume of our sales, we will be unable to expand our business operations.

      A key element of our strategy is to generate high volume wholesale sales. We will therefore need to hire employees. We intend to upgrade our existing order processing and purchasing systems. Failure to implement these systems effectively or within a reasonable period of time would cause decreased levels of customer service and satisfaction.

Our CEO and President does not devote his full time to the management of our business operations.

      Mr. Jeff A. Jones, our CEO and President, is engaged in other activities and devotes only a limited amount of his time (approximately 50%) to our business. It is unlikely, at the present time, that the lack of full-time management will have an adverse effect upon our business. However, in the future if our operations expand, a need for full time management may arise. Should Mr. Jones be unwilling to dedicate more of his time to our business or fail to hire additional personnel, should the need arise, our business and results of operations would suffer a material adverse effect.

                        RISKS PERTAINING TO THIS OFFERING

As our management has broad discretion with respect to the use of the net proceeds from this offering, you have no definitive information as to the application of the proceeds.

      Although we have specified the anticipated use of the proceeds from the offering, we estimate that approximately 69% of the maximum proceeds, if all of the shares are sold, or approximately $103,500 will be used for working capital and general corporate purposes. Mr. Jones will have broad discretion as to the specific purposes for which the net proceeds will be used. Therefore, you have little information as to how our management will use a substantial portion of the net proceeds from this offering.

      As we have incurred losses since inception, we are not now, nor will we be in the foreseeable future, in a position to pay dividends on our issued and outstanding stock.


      We have never declared or paid cash dividends on our capital stock and do not anticipate paying any cash dividends in the foreseeable future. We currently intend to retain all available funds and any future earnings for use in the operation and expansion of our business.

If a trading market develops for our shares, their value may be adversely impacted by fluctuations in the market as a result of factors beyond our control.

      The price of our common stock after this offering may be lower than the offering price you pay and may be volatile. Prior to this offering, our common stock has not been sold in a public market. Moreover, after this offering, an active trading market for our stock might not develop. Even if an active trading market develops, it may not continue. In addition, if an active market develops, the trading price of our common stock may fluctuate widely as a result of a number of factors, many of which are outside of our control. The stock market has experienced extreme price and volume fluctuations that have affected the market prices of many companies, and which have often been unrelated or disproportionate to the operating performance of these companies. These broad market fluctuations could adversely affect the market price of our common stock.

      A significant decline in our stock price could result in substantial losses for our individual stockholders and could lead to costly and disruptive securities litigation. Moreover, if our stockholders sell substantial amounts of our common stock in the public market following this offering, the trading price of our common stock could fall. These sales also might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate.

The value and transferability of our shares may be adversely impacted by the limited trading market for our common stock and the Penny Stock Rules.

      There is no current active trading market for our common stock and there can be no assurance that a trading market will develop, or, if such trading market does develop, that it will be sustained. The absence of such a trading market may limit the marketability and liquidity of our shares.

      In addition, holders of our common stock may experience substantial difficulty in selling their securities as a result of the "penny stock rules" adopted by the Securities and Exchange Commission which restrict the ability of brokers to sell certain securities of companies whose assets or revenues fall below the thresholds established by those rules.

      Specifically, the penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on national securities exchanges or quoted on the Nasdaq Stock Market system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements, in our opinion, may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules.


The sale of a substantial amount of our restricted shares under Rule 144 may adversely affect our ability to raise capital in the future through the sale of equity securities.

      Of the shares of our common stock that will be outstanding upon completion of this offering, 2,000,100 shares will be "restricted securities." All of these shares are owned by our president, Jeff Jones. Mr. Jones is an affiliate of ours, as that term is defined in Rule 144 under the Securities Act. Absent registration under the Securities Act, the sale of such shares is subject to Rule 144, as promulgated under the Securities Act. All of the "restricted securities" will be eligible for resale under Rule 144. In general, under Rule 144, subject to the satisfaction of certain other conditions, a person, who has beneficially owned restricted shares of our common stock for at least one year is permitted to sell in a brokerage transaction, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or, if our common stock is quoted on a stock exchange, the average weekly trading volume during the four calendar weeks preceding the sale, if greater. Rule 144 also permits a person who presently is not and who has not been an affiliate of ours for at least three months immediately preceding the sale and who has beneficially owned the shares of common stock for at least two years to sell such shares without regard to any of the volume limitations described above. Specifically, subject to the satisfaction of the other conditions of Rule 144, of the 2,000,100 shares owned by Mr. Jones, 100 shares became eligible for resale on April 4, 2002, and 2,000,000 shares will become eligible for resale on June 5, 2002.


      No prediction can be made as to the effect, if any, that sales of shares of common stock or the availability of such shares for sale will have on the market prices of our common stock prevailing from time to time. The possibility that substantial amounts of our common stock may be sold under Rule 144 into the public market may adversely affect prevailing market prices for the common stock and could impair our ability to raise capital in the future through the sale of equity securities.


Your ownership percentage may be diluted and your ability to influence corporate actions diminished following this offering if we issue additional shares or options to purchase additional shares.

      Immediately after the closing of this offering, we will have a maximum aggregate of 5,000,100 shares of common stock outstanding if all the shares are sold; we will also have 44,999,900 shares of common stock authorized but unissued and not reserved for specific purposes. All of such unissued shares may be issued without any action or approval of our stockholders. Although there are no present plans, agreements, commitments or undertakings with respect to the issuance of additional shares or securities convertible into any shares by us, any shares issued would further dilute the percentage ownership of our common stock held by you.


You may experience immediate dilution in the value of your shares following this offering.

      If you purchase shares in this offering, you will experience immediate and substantial dilution in that the price you pay per share will be substantially greater than our net tangible book value per share, or the per share value of our assets after subtracting our liabilities. See "Dilution."

We are, and will continue to be, controlled by our officer and director, which could result in us taking actions that other stockholders do not approve.


      Mr. Jones, our executive officer and director beneficially owns 100% (approximately 40 % if all of the shares are sold) of the voting power of our common stock. Mr. Jones is in a position to elect and remove directors and control the outcome of most matters submitted to a vote of the stockholders. Additionally, Mr. Jones is able to significantly influence any proposed amendment to our Certificate of Incorporation, a merger proposal, a proposed sale of our assets or other major corporate transaction or a non-negotiated takeover attempt. This concentration of ownership may discourage a potential acquirer from making an offer to buy us, which, in turn, could adversely affect the market price of our common stock. Following the completion of the offering, Mr. Jones will continue to own a majority of the issued and outstanding shares. You should read "Management," "Principal Stockholders" and "Description of Capital Stock" for more information on control of our business.

If a trading market were to develop for our common stock, we might be subject to certain eligibility and maintenance requirements which we may not be able to satisfy continuously.

      Prior to this offering, there has been no established public trading market for our common stock and there is no assurance that a public trading market for our common stock will develop after the completion of this offering. If a trading market does in fact develop for the common stock offered in this offering, there can be no assurance that it will be sustained. To the extent that a trading market develops at all, it will most likely be the NASD's Over The Counter Bulletin Board or "OTCBB." However, we have no arrangements or understandings with respect to a possible listing of our securities or any such securities market. The ability of a

NASD member firm to continue to quote prices for trading of our common stock on the OTCBB will be conditioned upon our meeting and maintaining the criteria for continued listing. If we are unable to satisfy the exchange maintenance criteria in the future, our common stock may be deleted from the OTCBB. In that event, trading, if any, in our common stock, would be conducted in the over-the-counter market in the so-called "pink sheets". As a consequence of such deletion, an investor would likely find it more difficult to dispose of, or to obtain quotations as to, the price of our common stock.


The offering price of our shares was arbitrarily determined by us and bears no relationship whatsoever to any objective standard of value.

      Prior to this offering, there has been no public trading market for our shares. The initial public offering price of our shares has been arbitrarily determined by us and does not bear any relationship to established valuation criteria such as assets, book value or prospective earnings. Among the factors considered by us were the proceeds to be raised by the offering, the lack of trading market, the amount of capital to be contributed by the public in proportion to the amount of stock to be retained by present stockholders and our relative requirements.

If we successfully sell the minimum number of shares offered, you will be unable to withdraw your funds.

      We will permit investors to withdraw their subscription funds at any time prior to the sale of 2,000,000 shares. Once 2,000,000 shares have been sold and we notify the Escrow Agent of our acceptance of the subscriptions for the shares sold, an initial closing will be conducted within ten days at which time proceeds from the sale will be forwarded to us. Following the initial closing, the shares will be distributed to investors within three business days. Therefore, you will not have the right to withdraw your funds once we sell a minimum of 2,000,000 shares.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS


      This prospectus contains statements that plan for or anticipate the future, called "forward-looking statements." In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms and other comparable terminology.

      These forward-looking statements include statements about:

o     our market opportunities;

o     our strategies;

o     our competition;

o     our expected activities and expenditures as we pursue our business plan;
      and

o     the adequacy of our available cash resources.


      These statements appear in a number of places in this Prospectus and include statements regarding our intent, belief or current expectations, those of our directors or officers with respect to, among other things:


      o     trends affecting our financial condition or results of operations,

      o     our business and growth strategies,

      o     the Internet and Internet commerce; and

      o     our financing plans.


      Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as otherwise required by federal securities laws, we are under no duty to update any of the forward looking statements after the date of this Prospectus to conform them to actual results or to changes in our expectations. All forward-looking statements attributable to us are expressly qualified in their entirety by the previous cautionary statement.

      The Private Securities Litigation Reform Act of 1995, which provides a "safe harbor" for similar "forward looking statements" by existing public companies, does not apply to our offering because as this is our initial public offering, we are not yet a reporting issuer. In addition, the Private Securities Litigation Reform Act of 1995 does not apply to us because our stock qualifies as "penny stock."

      You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

                                 USE OF PROCEEDS

      The shares are being offered directly by us on a best-efforts, all or none basis with respect to the first 2,000,000 shares and on a best efforts basis with respect to the remaining 1,000,000 shares. The shares will be sold on a first come-first serve basis. Unless at least 2,000,000 shares are sold by ____________________, 2002 (which is 120 days of the date of this Prospectus), the offering will terminate and all of the funds received from subscribers by the date on which the offering is terminated will be returned to the prospective subscribers within three business days. The proceeds of the offering will be held in escrow until the earlier of the date on which (i) at least 2,000,000 shares are sold, or (ii) the offering is terminated. Therefore, in the event that a minimum of 2,000,000 shares are not sold, prospective investors funds may be held in escrow for as long as 120 days before they are returned by the escrow agent.

      If the minimum of 2,000,000 shares offered are sold, the gross proceeds of this offering will be $100,000 and the net proceeds will be approximately $53,490. If the maximum of 3,000,000 shares offered are sold, the gross proceeds of this offering will be $150,000 and the net proceeds will be approximately $103,490. We expect expenses of the offering, including, but not limited to, accounting fees and legal fees, to be approximately $46,510. These expenses will be paid from the offering proceeds.

      The following table sets forth our intended use of proceeds depending on the number of shares sold:

================================================================================
USE                               PROCEEDS AMOUNT                PROCEEDS AMOUNT
--------------------------------------------------------------------------------
Offering Proceeds                 $100,000                       $150,000
--------------------------------------------------------------------------------
Estimated Offering                $ 46,510                       $ 46,510
Expenses
--------------------------------------------------------------------------------
Working Capital and               $ 53,490                       $103,490
General Corporate
Purposes
================================================================================

      As demonstrated in the table above, a substantial portion of the net proceeds are not allocated for a specific purpose. Indeed, the net proceeds (following the payment of the offering expenses) will most likely be used for working capital and general corporate purposes such as payroll, rent expense and other administrative and general expenses. In addition, the net proceeds will be applied towards working capital in an effort to minimize our operating loss. While we currently intend to use the proceeds of this offering substantially in the manner discussed above, we reserve the right to reassign the use if, in the judgment of our board of directors, changes are necessary or advisable. At present, no material changes are contemplated. Should there be any material changes in the above projected use of proceeds in connection with this offering, we will issue an amended Prospectus reflecting the same.


      Although we do not intend to raise a significant amount of funds in this offering, we believe that by becoming a reporting issuer or a "public" company, we will be in a better position to implement our expansion strategy and to effect public debt financings in the future.

      Although we could have voluntarily filed under the Exchange Act 1934 to become such a reporting issuer, we believe that a registration statement filed under the Securities Act is more advantageous because it offers us the opportunity to raise funds needed to satisfy the costs of becoming a reporting issuer.


      It may be necessary for us to incur some administrative costs for preparation and filings of periodic reports with the Securities and Exchange Commission, the amount of which is not expected to be more than $15,000 through December 31, 2002. It is expected that these costs would be paid from existing working capital and cash flow from operations.

      The amounts and timing of our actual expenditures will depend on numerous factors, including marketing and sales activities, and the growth of our customer base. We may find it necessary to use portions of the net proceeds for other purposes. We believe that cash from operations, together with the net proceeds of the sale of the minimum number of shares offered in this offering will be adequate to fund our operations for the next 12 months.


      Pending these uses, we intend to invest our net proceeds in short-term, investment grade securities, at prevailing market rates of interest.

      Except as described in this Prospectus, no portion of the proceeds of the offering will be paid to officers, directors and/or any of their respective affiliates as compensation for the offer and sale of the shares.

                    ARBITRARY DETERMINATION OF OFFERING PRICE

      There is no active trading market for our common stock. The initial offering price of $0.05 per share has been arbitrarily determined by us, and bears no relationship whatsoever to our assets, earnings, book value or any other objective standard of value. Among the factors considered by us in determining the initial offering price were:

*     The lack of trading market

*     The proceeds to be raised by the offering

* The amount of capital to be contributed by the public in proportion to the amount of stock to be retained by present stockholders



                                    DILUTION

      The difference between the public offering price per share and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of common stock. Dilution arises mainly from the arbitrary decision by us as to the offering price per share. Dilution of the value of the shares purchased by the public in this offering will also be due, in part, to the lower book value of the shares presently outstanding, and in part, to expenses incurred in connection with the public offering.


      Net tangible book value is the net tangible assets of a company (total assets less total liabilities and intangible assets; please refer to "Financial Statements"). At March 31, 2002, we had a net tangible book value of $ (33,305) or $ (0.02) per share.

      After giving effect to the sale of the minimum number of shares being offered (2,000,000) at an initial public offering price of $.05 per share and after deducting estimated expenses of this offering ($46,510), our adjusted net tangible book value at March 31, 2002 would have been $20,185 or $0.01, representing an immediate increase in net tangible book value of $0.02 per share to the existing shareholders and an immediate dilution of $ 0.04 per share to new investors.

      After giving effect to the sale of all 3,000,000 shares being offered at an initial public offering price of $.05 per share and after deducting estimated expenses of this offering ($46,510), our adjusted net tangible book value at March 31, 2002 would have been $70,185 or $0.01 per share, representing an immediate increase in net tangible book value of $0.02 per share to the existing shareholders and an immediate dilution of 0.04 per share to new investors.

      The following table illustrates the above information with respect to dilution to new investors on a per share basis from the sale of the minimum number of shares (2,000,000) and the maximum number of shares (3,000,000):

Number of shares sold:                                                           2,000,000        3,000,000
                                                                                 ---------        ---------
Initial public offering price                                                        $0.05            $0.05



Pro forma net tangible book value at March 31, 2002                                 20,185           70,185
Increase in pro forma net tangible book value attributed to new investors           53,490          103,490
Adjusted pro forma net tangible book value per share after offering                   0.01             0.01
Dilution to new investors                                                             0.04             0.04

      The following table sets forth, on a pro forma basis as of March 31, 2002, with respect to our existing stockholders and new investors, a comparison of the number of shares of common stock we issued, percentage ownership of those shares, the total consideration paid, the percentage of consideration paid and the average per share.

                          Shares Purchased      Total Consideration
                       ----------------------  ---------------------
                        Average
                         Number    Percentage    Amount   Percentage  Price per Share
                       ---------   ----------    ------   ----------  ---------------
Existing shareholders  2,000,100      40%      $ 15,362        9%         $.010
New investors          3,000,000      60%       150,000       91%          .050
                       --------------------------------------------------------

Total                  5,000,100     100.0%    $165,362     100.0%        $.030*
                                     =====     ========     =====         =====

*     Average and per share.

                              PLAN OF DISTRIBUTION

The Offering

      We offer the right to subscribe for up to 3,000,000 shares at $0.05 per share. We must sell at least 2,000,000 shares to consummate the offering. We propose to offer the shares directly on a best efforts, all or none basis with respect to the initial 2,000,000 shares and on a best efforts basis with respect to the remaining 1,000,000 shares. No compensation is to be paid to any person for the offer and sale of the shares. Mr. Jones will distribute Prospectuses related to this offering. We estimate that approximately 200 Prospectuses will be distributed by him. He intends to distribute Prospectuses to acquaintances, friends and business associates.

      Any changes in the offering's material terms after the registration statement's effectiveness will terminate the original offer and subscribers would then be entitled to a refund. Material changes include an extension of the offering period beyond the 120 days currently contemplated, a change in the offering price, a change in the amount of proceeds necessary to release the proceeds in escrow and changes in the Application of Proceeds.

      Our sole officer and director has the right, but is under no obligation, to purchase up to 100,000 shares in this offering for investment purposes and not for resale. Such shares would be applied towards the offering's sales requirement.


      Although Mr. Jones is an " associated person" as that term is defined in Rule 3a4-1 under the Exchange Act, he will deemed not to be a broker for the following reasons:

      * He is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities.

      * He will not be compensated for his participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

      * He is not an associated person of a broker or dealer at the time of his participation in the sale of our securities.

      *     He will meet all of the following conditions:

            * Mr. Jones primarily performs, and will perform at the end of the offering, substantial duties for or on our behalf otherwise than in connection with transactions in securities; and

            * Mr. Jones is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and

            * Mr. Jones has not participated in selling an offering of securities for any other issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1 under the Exchange Act.

      As of the date of this Prospectus, no broker has been retained by us for the sale of shares being offered. In the event a broker who may be deemed an underwriter is retained by us, an amendment to our registration statement will be filed.


      The following table sets forth an itemization of various expenses, all of which we will pay, in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimates, except the Securities and Exchange Commission registration fee.

                                                                        Amount
Registration Fee                                                      $     9.20
Printing                                                                5,000.00
Legal Fees and Expenses                                                30,000.00
Accounting Fees and Expenses                                            5,000.00
Transfer Agents and Registrars Fees                                     1,500.00
Blue Sky Fees                                                           2,500.00
Miscellaneous                                                           2,500.00

                    TOTAL                                             $46,509.20


Method of Subscribing

      You may subscribe by filling in and signing the subscription agreement and delivering it, prior to the expiration date, to us. The subscription price of $0.05 per share must be paid in cash or by check, bank draft or postal express money order payable in United States dollars to the order of "Eiseman Levine Lehrhaupt & Kakoyiannis, P.C., as Escrow Agent" and delivered to the Escrow Agent at 845 Third Avenue, 8th Floor, New York, New York 10022. We reserve the right to reject any subscription in whole or in part in our sole discretion for any reason whatsoever notwithstanding the tender of payment at any time prior to our acceptance of the subscriptions received.


      The funds received from the subscribers will be held by our legal counsel, Eiseman Levine Lehrhaupt & Kakoyiannis, P.C., as Escrow Agent, in a non interest bearing account until at least 2,000,000 shares have been sold. Once 2,000,000 shares have been sold and we notify the Escrow Agent in writing of our acceptance of the subscriptions for the shares sold, an initial closing will be conducted within ten days at which time proceeds from the sale will be forwarded to us. Thereafter, Interim Closings will take place every two weeks through the balance of the offering period at which proceeds will be forwarded to us. If at least all 2,000,000 shares are not sold by __________, 2002 (a date which is 120 days from the date of this Prospectus), the offering will terminate and all of the funds received from subscribers will be returned to the respective subscribers within three business days following the termination of the offering. We will permit the investors to withdraw their subscription funds at any time prior to the sale of 2,000,000 shares. However, investors will not have the right to withdraw their funds once we sell a minimum of 2,000,000 shares. Following each closing of the offering, we anticipate distributing the shares to investors within three business days of such closing.


Expiration of the Offering


      This offering will terminate on the earlier to occur of ___________ [a date that is 120 days from the date of this Prospectus] or the date on which all of the shares have been sold.


                                PLAN OF OPERATION


      Flagstick Ventures, Inc. is a Delaware corporation incorporated on April 4, 2001 for the purpose of acquiring the wholesale golf equipment and accessories business previously conducted by our president, Jeff Arthur Jones, as a sole proprietorship under the name "A and Z Golf." We acquired the business from Mr. Jones, through our wholly owned subsidiary, A & Z Golf Corp., on June 5, 2001, in exchange for 2,000,000 shares of our common stock. See footnote 6 of the Auditors Consolidated Financial Statements. Prior to that date, Mr. Jones conducted the business as a sole proprietorship.


In General


      Through A & Z Golf Corp. we are engaged primarily in the business of wholesale distribution of golf-related equipment, accessories and apparel. Our goal is to grow our wholesale customer base through expanded product offerings and to add business operations that could compliment the existing business. Our strategy is to avail ourselves of our management's experience and relationships in the golf industry to grow our business as a wholesaler by expanding our supplier base and adding customers.

Results of Operations
For the period of inception (April 4, 2001) to March 31, 2002

      For the period of inception (April 4, 2001) to March 31, 2002, the wholesale business generated revenues of $363,106 , as compared to revenues of $666,879 earned by our predecessor, A and Z Golf, for the twelve month period ended March 31, 2001. The 45% decrease in revenues can be attributed to a reduction in orders from our client. We reported a gross profit of $6,196 for the year ended March 31, 2002 as compared to our predecessor, Jeff A. Jones D/B/A A and Z Golf that reported a negative gross profit of $7,296 for the twelve month period ended March 31, 2001. This operating result, for our predecessor, is due to providing our customers with limited amounts of merchandise at prices below cost. These sales are occasioned by the client requesting merchandise that could not be obtained from supplier channels that provide us with competitive pricing. To service the client, merchandise was sold at a price the client could obtain from another wholesaler with better supplier channels. This policy is under review and beginning in May, 2002 we will no longer offer these terms.

      Given the volume of purchases we make, it is difficult to improve our cost of sales. Our product costs are directly affected by our volume. We anticipate that as we grow, our suppliers' relationships, purchase levels and our gross profit margin should improve.

      We expect that the wholesale business will generate the majority, if not all, of our revenue in fiscal years 2003 and 2004.

      Our general and administrative expenses for the period of April 4, 2001 to March 31, 2002 were $71,383 as compared to the general and administrative expenses of $45,597 incurred by our predecessor, A and Z Golf, for the twelve month period ended March 31, 2001. This 57% increase in general and administrative expenses can be almost entirely attributed to the increase in professional fees incurred by us. Such professional fees were $24,780, comprised of legal and accounting expenses in connection with the preparation and filing of our registration statement on Form SB-2.

      For the period of inception through March 31, 2002, we sustained a net loss of $65,187.

Liquidity and Capital Resources

      Our auditors have expressed a going concern uncertainty in their report stating that our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis, to retain additional paid-in capital, and to ultimately attain profitability.

      We believe that over the next twelve months, our operations will be sustained by our cash flow from operations and capital financing. As previously mentioned, we are engaged in the wholesale of various golf equipment and apparel. Although we were recently incorporated, our current management and operations have been in existence for several years and have accumulated a great deal of experience in this industry.

      We have no commitment to sell the minimum number of shares offered in this offering. As at March 31, 2002, we had a cash position of $8,631. If we are not successful in completing this offering, we expect our cash reserves and cash flow from operations to satisfy our cash requirements for the next 6 months depending on the level of cost savings actions put in place. Our cost saving plans include the reduction or elimination of salary payable to Jeff Jones and the reduction of our rent costs by agreement with Mr. Jones. At the end of such time, we will make a determination as to our future plans after assessing the continued viability of our business plan based on our ability to raise additional funds. Should we require significant additional financial resources for future expansion, we may seek to obtain it through public or private equity offerings. If we seek to obtain additional funding, there can be no assurance that we will be successful in raising a sufficient amount of additional capital. If we are unable to generate the required amount of additional capital, our ability to meet our obligations and to continue our operations may be adversely affected. No specific plans exist for such financings at this time.

      If we are successful in selling the minimum number of shares offered in this offering, based on our cost projections, we expect our current cash reserves and the proceeds from this offering to satisfy our cash requirements for the next 12 months without the implementation of any cost saving actions.

      If we are successful in selling all of the shares offered in this offering, based on our cost projections, we expect our cash reserves and the proceeds from this offering to satisfy our cash requirements for 24 months.

Variables and Trends

      We anticipate experiencing greater sales in the second and third quarters of the calendar year, as opposed to the first and fourth quarters. The seasonality of our sales will be directly related to the US golf season. The first quarter is usually the slowest with much of the United States not playing golf during the winter season. The second and third quarters are usually the strongest quarters as the spring and summer seasons represent the bulk of player participation. The fourth quarter is supported by the holiday gift giving season. Our seasonality is not unlike most retailers except that our selling season is not so heavily weighted to the fourth quarter as most non-sport specific retailers. From the financial standpoint, the second and third quarters provide the best opportunity for the revenue and earnings potential. The fourth quarter holiday buying season provides the secondary revenue and earnings opportunity. The first quarter will be the weakest due to winter weather and the slowdown in rounds played.

      Our primary customer, a golf retailer, Liquid Golf, currently represents virtually 100 percent of our revenues. This customer is not required to buy additional products. Therefore, a significant portion of our revenue is derived from a potentially non-recurring revenue source. The loss of our relationship with this company would greatly reduce our ability to continue as a going concern.

      We compete with a large number of manufacturers' representatives, distributors and other wholesalers. Most of our competitors are larger than we are and may have substantially greater financial, distribution and marketing resources. In addition, many of our competitors may be able to secure products from vendors on more favorable terms, fulfill customer orders more efficiently and adopt more aggressive pricing or inventory availability policies than we can. Some online competitors may be able to use the Internet as a marketing medium to reach significant numbers of potential customers more effectively than we can.

      As of March 31, 2002, we had no employees. Our subsidiary A & Z Golf Corp. has one employee, Jeff Jones, who is also our sole officer, director and shareholder.

                                  OUR BUSINESS


Industry Overview

      The Golf Industry: Golf-related consumer spending reached $22.2 billion in 1999, according to a recent study by the National Golf Foundation (NGF). The report, Golf Consumer Spending in the U.S/2000 Edition, shows that green fees and dues (at both public and private golf courses) accounted for 73% of spending ($16.3 billion), followed by golf club purchases with

11% of spending ($2.5 billion). Soft goods ranked third with 4% of spending ($979 million). Also included in the report are golf ball purchases and range ball rentals (on-course and stand-alone).

      While fees were up by approximately 3% over the 1998 figures, equipment sales were down by 2%. Breaking it down by player segments, Avid golfers (25+ rounds annually) make up the smallest player segment (25%), but account for 53% of all golf-related spending. The average Avid golfer spent $222 on clubs, while a Moderate player (8 to 24 rounds annually) spent $118 on average for clubs. The Occasional golfer (less than 8 rounds annually) spent a mere $16.

      Overall, golf club spending was down 6.6% from 1998 purchases, but club sales are expected to rebound this year and next as the replacement cycle for clubs (particularly titanium woods) sends golfers shopping. Soft goods spending, which includes bags, gloves and shoes, was also down (3.7%).

      We believe that the popularity of golf and sales of golf equipment and related merchandise will rise in the future due to the increasing interest in golf of the aging "baby boom" population and the increase in junior golfers.

      Golf retailing channels. Golf equipment and apparel is generally sold through small format sporting goods retailers, large format sporting goods retailers and mass merchandisers.

The Market Opportunity

Clearly, golfers are an appealing demographic group, in terms of income and purchasing power, to target as a business opportunity. To date, our business has only availed itself of a small portion of the golf industry; i.e., revenue derived primarily from the wholesale of products to retail companies. We believe that we have a considerable opportunity to tap into additional sources of revenue such as retail distribution.

Business Strategy


Our business strategy includes expanding and developing industry relationships. The principal elements of our business strategy are:

            o Expanding and developing strategic industry relationships. Our management has experience in the world of golf. Our current Chief Executive Officer and President, Jeff Arthur Jones, has 9 years experience as an assistant golf professional with proven abilities including merchandising, personnel management, inventory control and related administrative responsibilities. Mr. Jones has developed contacts within the golf industry that will give our company an opportunity to extend its relationships with suppliers, distributors, golf professionals, the media and others active in the golf industry. We believe that these relationships give us credibility in the market place and access to golf industry markets.

Products and Services


      Wholesale: We currently offer an extensive line of products on a wholesale basis to a retailer. Our intent is to attempt to increase the number of customers supplied with golf equipment and accessories. We offer a majority of the well-known brands in the golf industry such as Cobra, Yonex, Tommy Armour, Nike, Ping, Spalding and Titleist. We also offer shoes, accessories, and a variety of other products. We obtain most of our products from manufacturers and an extensive network of suppliers, which offers us favorable selection, pricing, quality and quantity terms. We distribute only name brand merchandise, which we believe is key to maintaining strong relationships with customers. We currently derive 100% of our revenue from the wholesale of golf equipment, merchandise, apparel and accessories. We purchase product on receipt of orders from our client. We ship the ordered product immediately upon purchase. We do not maintain any inventory.


      We purchase our products from a network of approximately 20 suppliers and sources. Our suppliers include Classic Golf Center, Dan McMillen, Naples Golf, The Broken Niblick Inc., Advanced Golf Repairs and Rob Harpster Golf Shop. We depend on the ability of our suppliers to provide us with popular, high demand golf equipment, apparel and related merchandise at competitive prices and in sufficient quantities. Many of our smaller suppliers have limited resources, production capacities and operating histories. We have no long term contracts with any of our suppliers. The continued supply of product is dependent upon the relationship that Jeff Jones maintains with our current suppliers and sources. Our business could be harmed if our ability to procure products becomes limited.

      We are unable to purchase product directly from many golf equipment manufacturers. Therefore, we are dependent upon our suppliers and sources to provide needed equipment.

Customer Service


      Customer service and satisfaction are important facets to our success and business strategy. Since virtually 100% of our business is derived from a single repeat customer, we believe that it is important for us to focus on customer service. We believe that high levels of customer service and support are critical to retain and expand our customer base. We monitor orders from the time they are placed through delivery by providing numerous points of electronic, telephone and personal communication to customers. We confirm all orders and shipments by e-mail.

Marketing


      We currently spend nothing on marketing or promotion. Our sales and marketing efforts rely completely on the activities of and relationships established by Mr. Jeff Jones. Mr. Jones is developing a marketing plan that will allow us to identify and target potential clients. Direct contact of potential customers by Mr. Jones will constitute the main activity of this plan.

Competition

      We are subject to extensive competition from numerous competitors. Many of our competitors have substantially greater financial, distribution and marketing resources. In addition, many of our competitors may be able to secure products from manufacturers and distributors on more favorable terms, fulfill customer orders more efficiently and adopt more aggressive pricing or inventory availability. We believe that our ability to compete depends upon many factors, including:

      o     the success of sales and marketing efforts;

      o     the performance and reliability of our services;

      o     the price of our products; and

      o     the effectiveness of our customer service and support efforts.

      Our main competitors for the wholesale of golf equipment, apparel and related merchandise are manufacturers' representatives, distributors, and other wholesalers and websites maintained by online wholesalers and retailers of golf products.


      We want to offer a competitive source of golf apparel and merchandise. There can be no assurance that we will be able to obtain the quantity, selection or brand quality of items that we believe is necessary. We have no long-term contracts or arrangements with our suppliers that guarantee the availability of merchandise or the continuation of particular pricing practices. Our arrangements with our suppliers typically do not restrict the suppliers from selling products to other buyers. There can be no assurance that our current suppliers will continue to sell products to us on current terms or that we will be able to establish new or otherwise extend current supply relationships to ensure acquisitions of product in a timely and efficient manner and on acceptable commercial terms. Our ability to obtain favorable terms from reputable suppliers, obtain high quality merchandise from those suppliers and the ability of the suppliers to produce, stock and deliver high quality products to our customers is critical to our success. If we are unable to satisfy any of these elements or we are unable to develop and maintain relationships with suppliers that would allow us to obtain a sufficient variety and quantity of quality merchandise on acceptable commercial terms, our business, operating results and financial condition would be materially and adversely affected.

      There are over 16,000 public and private golf course pro shops in the United States. However, many PGA professionals that own and staff the pro shops do not have the merchandising experience to manage inventory in a manner that will always provide consumers with a wide variety of the latest in golf equipment, apparel and services.

      We compete with large sporting goods retailers such as The Sports Authority, Dick's Sporting Goods and the Sports Chalet. We also compete directly with discount golf retailers such as Nevada Bobs and Edwin Watts. We believe that the discount golf sector accounts for a majority of yearly golf equipment sales. However, many of these discount golf retailers have very high inventory costs due to decentralized buying and lack of computerization to manage inventory.

      Internet retailers can be classified into two categories. The first includes pure Internet golf e-tailers such GolfDiscount.com, MammothGolf.com, Chipshot.com and IGO Golf.com. Many of these e-tailers do not have direct supply relationships with the manufacturers and are forced to source goods from other retailers and pro-shops which has reduced their margins, and has resulted in many either selling or closing down their e-commerce operations. The second group of Internet e-tailers includes the multi sport e-tailers such as fogdog.com and mvp.com. Similar to brick and mortar retailers, these companies do not offer the selection of merchandise since they have to cater to the interests of other sports enthusiasts that visit their site.

Key Customer

      Our current customer base is a single account that contributes virtually 100 percent of our revenue. The loss of this account would materially and adversely affect our ability to continue our operations. We have no long-term contracts or arrangements with any of our customers that guarantee the sales of merchandise for any period.

Our Facilities


      We currently do not own any facilities or equipment. We currently occupy space in the residence of our President, Jeff Jones at 2394 41st Street S.W., Naples, Florida on a month-to-month basis, at a cost of $250 per month. We are currently provided with access to computer, telephone, fax, copy and other business services without cost on equipment owned by Mr. Jones. Mr. Jones has agreed to continue providing us with our current business equipment access to which is included in our $250 monthly charge.


Employees


      We currently have no employees. Our subsidiary, A & Z Golf Corp. has one employee, Jeff Jones. Mr. Jeff Jones, our sole officer and director, currently manages us and our subsidiary. We look to Mr. Jones for his entrepreneurial skills and talents. For a complete discussion of Mr. Jones' experience, please see "Directors and Executive Officers." As of September 1, 2001, our subsidiary commenced compensating Mr. Jones $3,000 per month. We plan to use consultants, attorneys and accountants as necessary and do not plan to engage any full-time employees in the near future. We may hire marketing employees based on the projected size of the market and the compensation necessary to retain qualified sales employees. A portion of any employee compensation likely would include the right to acquire stock in our company, which would dilute the ownership interest of holders of existing shares of our common stock.


Reports To Security Holders

      We intend to send an annual report, including audited financial statements, to our shareholders.


      We will also file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information on file at the Securities and Exchange Commission's public reference room, located at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also request copies of these documents, for a copying fee, by writing to the Securities and Exchange Commission.

      Our registration statement can be reviewed by accessing the Securities and Exchange Commission's Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

                                LEGAL PROCEEDINGS

      Neither we nor our property are a party to any pending legal proceedings.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS


      Our director(s), executive officer(s) and other key employee(s), and their ages, as of June 14, 2002 are as follows:

Name              Age      Positions held with Us                  Since
----              ---      ----------------------                  -----

Jeff Jones        31       CEO, President and Director             April 4, 2001


      Our director is currently serving a term of office until the next annual meeting of shareholders and until his successors are duly elected and qualified, or until he resigns or is removed.


      Mr. Jones does not devote his full time to the management of our business operations.


      The following represents a summary of the business history of our director and executive officer for the last five years:


      Prior to founding A and Z Golf in April of 1999 as a sole proprietorship, Mr. Jones was an Assistant Golf Professional. During the last five years, Mr. Jones has served and continues to serve as Assistant Golf Professional at Golden Gate Country Club, Naples, Florida and as Tournament Director for Pine Lake Golf Club, Mt. Gilead, Ohio. His experience includes pro shop operations management, tournament organization and instruction. His skills include merchandising, personnel management, budget and inventory control.


      All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. There are no agreements with respect to the election of directors. We have not compensated our directors for service on the Board of Directors or any committee thereof. As of the date of this Prospectus, no director has accrued any expenses or compensation. Officers are appointed annually by the Board of Directors and each executive officer serves at the discretion of the Board of Directors. We do not have any standing committees at this time.

      During the past five years our director, executive officer, promoter and control person was not:

      (1) the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

      (2) convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

      (3) subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

      (4) found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.


                             EXECUTIVE COMPENSATION

      The following summary compensation table reflects all compensation awarded to, earned by, or paid to our Chief Executive Officer and President for all services rendered to us or our subsidiary in all capacities from inception (April 4, 2001) through March 31, 2002.

--------------------------------------------------------------------------------
Summary Compensation Table
--------------------------------------------------------------------------------
                                                                All Other Annual
Name and Principal Position    Year      Salary      Bonus        Compensation
---------------------------    ----      ------      -----        ------------
--------------------------------------------------------------------------------
Jeff Arthur Jones              2002*     $23,338     $ 0               $ 0
CEO, President
--------------------------------------------------------------------------------

*     Our fiscal year end is March 31.

      Mr. Jones presently serves as our CEO and President. However, we do not pay Mr. Jones a salary. Commencing September 1, 2001, our subsidiary has paid him $3,000 per month. Prior to September 2001, Mr. Jones' services were donated.

      Directors are not currently compensated, although each is entitled to be reimbursed for reasonable and necessary expenses incurred on our behalf.

      There are no written employment contracts or agreements between us and any of our directors and officers. Our subsidiary, A & Z Golf Corp. and Mr. Jones have an unwritten understanding that provides that Mr. Jones is to be compensated at a rate of $3,000 per month. This agreement is cancelable by either party upon 30 days written notice.


      We do no have any employee stock option or other benefit plans.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


      The following table sets forth as of June 14, 2002 the beneficial ownership of common stock of each person known to us who owns more than 5% of our issued and outstanding common stock and of our directors, executive officers and significant employees.


         =======================================================================
         NAME AND                    AMOUNT AND       PERCENTAGE      PERCENTAGE
         ADDRESS OF                  NATURE OF        OWNERSHIP       OWNERSHIP
         BENEFICIAL                  BENEFICIAL                       AFTER
         OWNER                       OWNERSHIP                        OFFERING
         -----------------------------------------------------------------------
         Jeff Arthur Jones
         2394 41st Street            2,000,100        100%             50%
         Naples, Florida
         34116
         -----------------------------------------------------------------------
         All directors,
         executive offices           2,000,100        100%             50%
         as a group (1
         person)
         =======================================================================

           MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market for our Common Stock


      There has been no trading market for our common stock. If a trading market does in fact develop for the common stock offered in this Prospectus, there can be no assurance that it will be sustained. To the extent that a trading market develops at all, it will most likely be the NASD OTCBB. The ability of a NASD member firm to continue to quote prices for trading of our common stock on the NASD OTCBB will be conditioned upon our meeting and maintaining the criteria for continued listing. If we are unable to satisfy the exchange maintenance criteria in the future, our common stock may be deleted from the OTCBB. In such event, trading, if any, in our common stock, would thereafter be conducted in the over-the-counter market in the so-called "pink sheets". As a consequence of such deletion, an investor would likely find it more difficult to dispose of, or to obtain quotations as to, the price of our common stock.


      There is currently one holder of our outstanding common stock. The outstanding common stock was sold in reliance upon an exemption from registration contained in Section 4(2) of the Securities Act. There can be no assurance that a trading market will develop. To date, neither we nor anyone acting on our behalf has taken any affirmative steps to retain or encourage any broker/dealer to act as a market maker for our common stock. Further, there have been no discussions or understandings, preliminary or otherwise, between us or anyone acting on our behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for our common stock.

      There are no outstanding options or warrants to purchase, or securities convertible into, our common equity. The 2,000,100 shares of our common stock currently outstanding are restricted securities as that term is defined in the Securities Act of 1933.


      As of the date of this Prospectus, 100 shares of our common stock will be eligible for sale in accordance with Rule 144. All of the currently outstanding shares of our common stock are "restricted securities" as that term is defined under Rule 144, in that those shares were issued in private transactions not involving a public offering and may not be sold in the absence of registration other than in accordance with Rule 144, 144(k) or 701 promulgated under the Securities Act of 1933 or another exemption from registration.


      Sales of substantial amounts of our common stock under Rule 144, this Prospectus or otherwise could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital through the future sale of our securities.

      Currently, we are acting as our own transfer agent and registrar for our common stock. Upon completion of the offering we will engage Stocktrans, Inc.,7
E. Lancaster Avenue, Ardmore, Pennsylvania 19003 to act as our transfer agent.

      We have not declared any dividends since inception, and have not present intention of paying cash dividends on our common stock in the foreseeable future. The payment of dividends, if any, rests within the discretion of our board of directors and will depend, among other things, upon our earnings, our capital requirements and our financial condition, as well as other relevant facts.


                            DESCRIPTION OF SECURITIES

      Our authorized capital consists of 50,000,000 shares of common stock, $.0001 par value of which 2,000,100 are issued and outstanding. The following description of our securities is qualified in its entirety by reference to our Certificate of Incorporation [and Certificate of Amendment to the Certificate of Incorporation, copies of which are available upon request.


Common Stock

      Each share of common stock is entitled to one vote at all meetings of shareholders. All shares of common stock are equal to each other with respect to liquidation rights and dividend rights. There are no preemptive rights to purchase any additional shares of common stock. The Articles of Incorporation prohibit cumulative voting in the election of directors. In the event of our liquidation, dissolution or winding up, holders of shares of common stock will be entitled to receive on a pro rata basis all of our assets remaining after satisfaction of all liabilities and all liquidation preferences, if any, granted to holders of our preferred stock.

      All shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable, with no personal liability attaching to their ownership. The holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of our directors if they so choose and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Transfer Agent

      Upon completion of the offering our transfer agent for the common stock will be Stocktrans, Inc. Its address and telephone number is 7E London Avenue, Ardmore, Pennsylvania 19003

Dividends

      We have not declared any dividends since inception, and have no present intention of paying any cash dividends on our common stock in the foreseeable future. The payment of dividends in the future rests within the discretion of our board of directors and will depend, among other things, upon our earnings, capital requirements and, financial condition, as well as other relevant facts.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

       Neither our auditors nor legal counsel own any of our common stock.

            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

      Insofar as indemnification for liabilities arising under the Securities Act of 1993 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities (other than our payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


      We were organized by our President and sole director for the purpose of acquiring and operating the business which he had been operating as a sole proprietorship. We acquired the business from Mr. Jones on June 5, 2001 in exchange for 2,000,000 shares. The shares were issued in exchange for receivables that originated from Mr. Jones' sole proprietorship valued at $.00763 per share for a total of $15,262.

      We currently occupy space in the residence of our President, Jeff Jones, on a month-to month basis, at a cost of $250 per month. We are currently provided with access to computer, telephone, fax, copy and other business services without cost on equipment owned by Mr. Jones. Mr. Jones has agreed to continue providing us with our current business equipment access to which is included in our $250 monthly charge.

                                  LEGAL MATTERS

      The legality of the securities we are offering by this Prospectus will be passed on by our legal counsel Eiseman Levine Lehrhaupt & Kakoyiannis, P.C., 845 Third Avenue, New York, New York 10022.

                                     EXPERTS

      Our financial statements included in this Prospectus and in the registration statement have been examined by Berenfeld, Spritzer, Shechter & Sheer, independent certified public accountants, and are included in this Prospectus and in the registration statement in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

           CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURE

      There have been no changes in or disagreements with our auditors.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

      We have filed with the Securities and Exchange Commission, Washington, D.C. 20549, a Registration Statement on Form SB-2 under the Securities Act with respect to the common stock offered by this Prospectus. This Prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, with respect to us and the common stock offered by this Prospectus, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement. Additionally, we file annual, quarterly and current reports, proxy statements and other documents with the Securities and Exchange Commission.

      The Securities and Exchange Commission also maintains a Website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission's Website is http://www.sec.gov. Our registration statement can be reviewed by accessing the Securities and Exchange Commission's website.

      You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide prospective investors with any different or additional information. This Prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this Prospectus is correct only as of its date, regardless of the time of the delivery of this Prospectus or any sale of these securities.

                      FLAGSTICK VENTURES, INC. & SUBSIDIARY
                  JEFF A JONES D/B/A A AND Z GOLF (PREDECESSOR)

                                TABLE OF CONTENTS

FINANCIAL STATEMENTS

Independent Auditors' Reports .............................................   34

Balance Sheet .............................................................   36

Statements of Operations ..................................................   37

Statement of Proprietorship's Capital and Statement of Stockholder's
  Deficit .................................................................   38

Statements of Cash Flows ..................................................   39

Notes to Financial Statements .............................................   40

                          INDEPENDENT AUDITORS' REPORT

To the Stockholder and Board of Directors
Flagstick Ventures, Inc. and Subsidiary
2394 41 Street SW
Naples, FL 34116

We have audited the accompanying balance sheet of Flagstick Ventures, Inc. and Subsidiary, as of March 31, 2002 and the related statements of operations, stockholder's deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe the audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Flagstick Ventures, Inc. and Subsidiary as of March 31, 2002 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency, which raise substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Berenfeld, Spritzer, Shechter & Sheer

BERENFELD, SPRITZER, SHECHTER & SHEER

May 17, 2002
Miami, Florida

                          INDEPENDENT AUDITORS' REPORT

To Mr. Jeff A Jones d/b/a
A and Z Golf
2394 41 Street SW
Naples, FL 34116

We have audited the accompanying statements of operations, proprietor's capital, and cash flows of Jeff A Jones d/b/a A and Z Golf (a proprietorship) for the twelve months ended March 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of operations, proprietor's capital, and cash flows are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of operations, proprietor's capital, and cash flows. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statements of operations, proprietor's capital, and cash flows. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statements of operations, proprietor's capital, and cash flows referred to above present fairly, in all material respects, the results of operations and cash flows of Jeff A Jones d/b/a/ A and Z Golf for the twelve months ended March 31, 2001 in conformity with accounting principles generally accepted in the United States of America.


/s/ Berenfeld, Spritzer, Shechter & Sheer

BERENFELD, SPRITZER, SHECHTER & SHEER

May 17, 2002
Miami, Florida

                      FLAGSTICK VENTURES, INC & SUBSIDIARY
                                  BALANCE SHEET
                              AS OF MARCH 31, 2002

                                     ASSETS

CURRENT ASSETS:

  Cash                                                                 $  8,631
                                                                       --------

  Total Current Assets                                                    8,631
                                                                       --------

TOTAL ASSETS                                                           $  8,631
                                                                       ========

                      LIABILITIES AND STOCKHOLDER'S DEFICIT

CURRENT LIABILITIES:

  Accrued expenses                                                       39,504
                                                                       --------

  Total Current Liabilities                                              41,936
                                                                       --------

STOCKHOLDER'S DEFICIT:

Common stock, $0.0001 par value,
  50,000,000 shares authorized,
  2,000,100 shares issued and
  outstanding                                                               200

Additional paid-in-capital                                               31,682

Accumulated Deficit                                                     (65,187)
                                                                       --------

  Total Stockholder's Deficit                                           (33,305)
                                                                       --------

TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIT                            $  8,631
                                                                       ========

    The accompanying notes are an integral part of these financial statements

                      FLAGSTICK VENTURES, INC. & SUBSIDIARY
                  JEFF A JONES D/B/A A AND ZGOLF (PREDECESSOR)

                            STATEMENTS OF OPERATIONS

                                                                  Flagstick           Jeff A Jones
                                                                Ventures, Inc.           D/B/A
                                                                 & Subsidiary         A and Z Golf
                                                                 ------------         ------------
                                                                 April 4, 2001       Twelve Months
                                                                      to                 Ended
                                                                March 31, 2002       March 31, 2001
                                                                --------------       --------------
SALES                                                            $   363,106          $   666,879
                                                                 -----------          -----------

COST OF SALES                                                        356,910              674,175
                                                                 -----------          -----------

GROSS PROFIT                                                           6,196               (7,296)
                                                                 -----------          -----------

GENERAL AND ADMINISTRATIVE EXPENSES:

   Payroll and related expenses                                       40,015               40,015
   Professional fees                                                  27,280                2,500
   Rent                                                                3,000                3,000
   Other General & Administrative expenses                             1,088                   82
                                                                 -----------          -----------

      Total Expenses                                                  71,383               45,597
                                                                 -----------          -----------

NET LOSS                                                         $   (65,187)         $   (52,893)
                                                                 ===========          ===========

LOSS PER SHARE - BASIC AND DILUTED                               $     (0.04)         $        --
                                                                 ===========          ===========

WEIGHTED AVERAGE NUMBER OF COMMON
   SHARES OUTSTANDING - BASIC AND DILUTED                          1,661,211                   --
                                                                 ===========          ===========

PRO-FORMA LOSS PER SHARE - BASIC AND DILUTED (Unaudited)         $        --          $     (0.03)
                                                                 ===========          ===========

PRO-FORMA WEIGHTED AVERAGE NUMBER OF COMMON
   SHARES OUTSTANDING - BASIC AND DILUTED (Unaudited)                     --            1,661,211
                                                                 ===========          ===========

    The accompanying notes are an integral part of these financial statements

                  JEFF A JONES D/B/A A AND Z GOLF (PREDECESSOR)
                            PROPRIETORSHIP'S CAPITAL
                   FOR THE TWELVE MONTHS ENDED MARCH 31, 2001

Balance, April 1, 2000                                                 $  9,725

    Capital contribution - imputed salary                                40,015

    Capital contribution - imputed rent                                   3,000

    Net loss                                                            (52,893)
                                                                       --------

Balance, March 31, 2001                                                    (153)
                                                                       ========

Pro-Forma Activities (Unaudited):

    Cash distribution to Flagstick Ventures, Inc.                        (2,347)

    Professional fees assumed by Flagstick Ventures, Inc.                 2,500
                                                                       --------

Pro-Forma Balance, March 31, 2001 (Unaudited)                                --
                                                                       ========


                     FLAGSTICK VENTURES, INC. AND SUBSIDIARY
                       STATEMENT OF STOCKHOLDER'S DEFICIT
         FOR THE PERIOD FROM INCEPTION (APRIL 4, 2001) TO MARCH 31, 2002


                                                              COMMON STOCK          ADDITIONAL
                                                       ------------------------       PAID-IN         NET
                                                         SHARES         AMOUNT        CAPITAL         LOSS            TOTAL
                                                       ---------      ---------     ----------      ---------       --------
Balance, April 1, 2000                                        --      $      --      $     --                       $     --

Restricted common stock issued to
 related party valued at $1 per share                        100                          100                            100

Restricted common stock issued to related party
 valued at $.00763 per share for acquisition of
 Jeff A Jones D/B/A A and Z Golf                       2,000,000            200        15,062              --         15,262

Cash receipt from Jeff A Jones D/B/A A and Z Golf                                       2,347                          2,347

Jeff A Jones D/B/A A and Z Golf's professional
 fees assumed by Flagstick                                                             (2,500)                        (2,500)

Capital contribution - imputed salary                                                  16,673                         16,673

Net loss for the period April 4, 2001 (inception)
 to March 31, 2002                                            --             --            --         (65,187)       (65,187)
                                                       ---------      ---------      --------       ---------       --------

Balance, March 31, 2002                                2,000,100            200        31,682         (65,187)       (33,305)
                                                       =========      =========      ========       =========       ========

   The accompanying notes are an integral part of these financial statements.

                     FLAGSTICK VENTURES, INC. AND SUBSIDIARY
                  JEFF A JONES D/B/A A AND Z GOLF (PREDECESSOR)
                            STATEMENTS OF CASH FLOWS

                                                                Flagstick        Jeff A Jones
                                                              Ventures, Inc.        D/B/A
                                                               & Subsidiary      A and Z Golf
                                                               ------------      ------------
                                                               April 4, 2001     Twelve Months
                                                                    to              Ended
                                                              March 31, 2002    March 31, 2001
                                                              --------------    --------------
OPERATING ACTIVITIES:

  Net Loss                                                       $(65,187)         $(52,893)
                                                                 --------          --------

  Adjustments to reconcile net loss
            to net cash used by operations:
            Contributed services                                   16,673            40,015
            Contributed rent                                           --             3,000
  Changes in operating assets and liabilities:
            Accounts receivable                                        --           (29,007)
            Accounts payable                                        2,432            12,009
            Accrued expenses                                       37,004             2,500
                                                                 --------          --------

            Net Cash Used by
             Operating Activities                                  (9,078)          (24,376)
                                                                 --------          --------

INVESTING ACTIVITIES:                                                   0                 0
                                                                 --------          --------

FINANCING ACTIVITIES

  Cash receipts from receivables purchased                         15,262                --
  Common Stock issued to related party                                100                --
  Net cash received from Jeff A Jones d/b/a A and Z Golf            2,347                --
  Capital distribution                                                 --            (1,000)
                                                                 --------          --------

  Net Cash Provided by (Used in)
   Financing Activities                                            17,709            (1,000)
                                                                 --------          --------

NET INCREASE (DECREASE) IN CASH                                     8,631           (25,376)

CASH, BEGINNING                                                        --            27,615
                                                                 --------          --------

CASH, ENDING                                                     $  8,631          $  2,239
                                                                 ========          ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION:

  Cash paid for interest                                         $     --          $     --
                                                                 ========          ========

  Cash paid for income taxes                                     $     --          $     --
                                                                 ========          ========

SUPPLEMENTAL DISCLOSURES OF NON-CASH FINANCING
  AND INVESTING ACTIVITIES:

  Assets acquired in exchange for common stock                   $ 15,262          $     --
                                                                 ========          ========

   The accompanying notes are an integral part of these financial statements.

                   FLAGSTICK VENTURES, INC. & SUBSIDIARY F/K/A
                         JEFF A JONES D/B/A A AND Z GOLF
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      ORGANIZATION AND CAPITALIZATION

      Flagstick Ventures, Inc ("Flagstick" or "the Company ") was incorporated on April 4, 2001 under the laws of the State of Delaware. The Company's fiscal year end was changed from August 31, to March 31. The Company is authorized to issue 50,000,000 shares of common stock, par value $0.0001. On April 4, 2001 Flagstick issued 100 shares to Jeff Arthur Jones in consideration for $100. Also on April 4, 2001 A & Z Golf Corp. was incorporated as a wholly-owned subsidiary of Flagstick. On June 5, 2001 Flagstick issued 2,000,000 shares to Jeff Arthur Jones in exchange for certain receivables purchased from Jeff A Jones d/b/a A and Z Golf, pursuant to an asset purchase agreement.

      Flagstick's activities have been devoted primarily to the wholesaling of golf equipment.

      Prior to the incorporation of Flagstick, Mr. Jones operated a sole proprietorship d/b/a/ A and Z Golf ("A and Z Golf"). The activities of A and Z Golf were essentially the same as Flagstick's. Accordingly, A and Z Golf's statement of operations, proprietorship's capital and statement of cash flows for the twelve months ended March 31, 2001 are included for comparative purposes.

      BASIS OF PRESENTATION

      As noted above, Flagstick acquired certain receivables of A and Z Golf on June 5, 2001. Prior to that date, sales and purchases activities were still being conducted under A and Z Golf. Such activities (excluding the sales and purchases that gave rise to the receivables purchased) have been presented in Flagstick's statement of operations for the period from April 4, 2001 (date of inception) to March 31, 2002, in order to provide a full year of activities for Flagstick.

      Certain expenses relating to A and Z Golf, such as payroll and payroll related expenses, professional fees and rent were imputed on A and Z Golf's statement of operations and are deemed capital contributions. These adjustments were made so that A and Z Golf's statement of operations is consistent with Flagstick's for comparative purposes.

      Furthermore, the transfer of the remaining cash of A and Z Golf to Flagstick which took place on or about June 2001, and the assumption by Flagstick of certain professional fees of A and Z Golf are shown on a pro-forma basis on the proprietorship's statement of capital, as if these transactions had taken place as of March 31, 2001. Such information is unaudited.

      PRINCIPLES OF CONSOLIDATION

      The consolidated financial statements of Flagstick include the accounts of Flagstick and its wholly-owned subsidiary, A & Z Golf Corp. after elimination of all inter-company balances and transactions.

                   FLAGSTICK VENTURES, INC. & SUBSIDIARY F/K/A
                         JEFF A JONES D/B/A A AND Z GOLF
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      USE OF ESTIMATES

      The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the Untied States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

      CASH AND CASH EQUIVALENTS

      For purposes of reporting cash flows, Flagstick considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The company had no cash equivalents at March 31, 2002.

      FAIR VALUE OF FINANCIAL INSTRUMENTS

      SFAS No. 107 "Disclosures about Fair Value of Financial Instruments" requires the disclosure of the fair value of financial instruments. Flagstick's financial instruments, including cash, accounts payable, and accrued professional fees are carried at cost, which approximates their fair value because of the short-term maturity of these instruments.

      CONCENTRATION OF CREDIT RISK

      During the period from April 4, 2001 to March 31, 2002, Flagstick derives substantially all of its revenue from one customer.

      During the twelve months ended March 31, 2001, A and Z Golf derives substantially all of its revenue from one customer.

      ACCOUNTS RECEIVABLE

      Flagstick conducts business and extends credit based on an evaluation of the customer's financial condition, generally without requiring collateral. Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. The company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances. There were no accounts receivable as of March 31, 2002.

      REVENUE RECOGNITION

      The companies recognize revenue upon delivery of the goods, in accordance with SAB 101, which reflects the basic principles of revenue recognition in existing generally accepted accounting principles.

                  FLAGSTICK VENTURES, INC. & SUBSIDIARY F/K/A
                         JEFF A JONES D/B/A A AND Z GOLF
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      NET LOSS PER COMMON SHARE

      Flagstick computes earnings (loss) per share in accordance with SFAS No. 128, "Earnings per Share". This standard requires dual presentation of basic and diluted earnings per share on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the diluted earnings per share computation.

      Net loss per common share (basic and diluted) is based on the net loss divided by the weighted average number of common shares outstanding during the year.

      Although A and Z Golf is a proprietorship, net loss per common share has been computed on a pro-forma basis as if Flagstick's weighted average number of common shares had been outstanding for the twelve months ended March 31, 2001, for comparative purposes. Such information is unaudited.

      INCOME TAXES

      Flagstick utilizes Statement of Financial Standards SFAS No. 109, "Accounting for Income Taxes", which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

      RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

      In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 requires companies to recognize all derivative contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of the gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedge asset or liability that are attributable to the hedge risk or (ii) the earnings effect of the hedge forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. On June 30, 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133." SFAS No. 133 as amended by SFAS No. 137 is effective for all fiscal years beginning after June 15, 2000. In June 2000, the FASB issued SFAS No. 138, "Accounting for Certain Derivatives Instruments and Certain Hedging Activities." SFAS No. 133 as amended by SFAS No. 137 and 138 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. The Company has not entered into derivatives contracts to hedge existing risks or for speculative purposes. Accordingly, SFAS 133, 137 and 138 do not affect the Company's financial statements.

                   FLAGSTICK VENTURES, INC. & SUBSIDIARY F/K/A
                         JEFF A JONES D/B/A A AND Z GOLF
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS (CONTINUED)

      On December 3, 1999 the Securities and Exchange Commission ("SEC") staff issued Staff Accounting Bulletin No. 101 (SAB 101) "Revenue Recognition in Financial Statements" which reflects the basic principles of revenue recognition in existing generally accepted accounting principles. SAB 101 does not affect the Company's financial statements, as the Company already recognizes revenue in accordance with SAB 101.

      In June 2001, the FASB issued Statement No. 141 "Business Combinations". This statement replaces Accounting Principle Board ("APB") Opinion No. 16, "Business Combinations", and SFAS 38, "Accounting for Preacquisition Contingencies of Purchased Enterprises". All business combinations in the scope of this statement are to be accounted for using the purchase method. The single-method approach used in this statement reflects the conclusion that virtually all business combinations are acquisitions and, thus, all business combinations should be accounted for in the same way that other asset acquisitions are accounted - based on the values exchanged. This statement does not change many of the provisions of Opinion 16 and Statement 38 related to the application of the purchase method. The provisions of this statement apply to all business combinations initiated after June 30, 2001, and all business combinations accounted for by the purchase method for which the date of acquisition is July 1, 2001, or later. FASB Statement 141 does not affect the Company's financial statements.

      In June 2001, the FASB issued Statement No. 142 "Goodwill and Other Intangible Assets." This Statement addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, "Intangible Assets." It addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. This Statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. FASB Statement No. 142 does not affect the Company's financial statements.

      In July 2001, the FASB issued Statement No. 143, "Accounting for Asset Retirement Obligations". This statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This statement requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset and subsequently allocated to expense using a systematic and rational method. Adoption of this statement is required for fiscal years beginning after June 12, 2002. The adoption of Statement No. 143 is not expected to materially affect the Company's financial statements.

      In October 2001, the FASB issued Statement No. 144, "Accounting for the Impairment or Disposal of Long-Live Assets". This statement supersedes Statement No. 121 but retains many of its fundamental provisions. The statement also establishes a single accounting model, based on the framework established in Statement 121, for long-lived assets to be disposed of by sale. Additionally, the statement resolves significant

                   FLAGSTICK VENTURES, INC. & SUBSIDIARY F/K/A
                         JEFF A JONES D/B/A A AND Z GOLF
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS (CONTINUED)

      implementation issues related to Statement No. 121. The provisions of this statement are effective for financial statements issued for fiscal years beginning after December 15, 2001. The provision of Statement No. 144 is not expected to materially affect the Company's financial statements.

NOTE 2 - GOING CONCERN CONSIDERATIONS

      Flagstick's consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the consolidated financial statements, accumulated deficit at March 31, 2002 amounted to approximately $65,000. These conditions raise substantial doubt as to the ability of Flagstick to continue as a going concern.

      Management believes that over the next twelve months, its operations will be sustained by its existing cash, and capital financing. As previously mentioned, the company is engaged in the wholesale of various golf equipment and apparel. Although the company recently incorporated, its current management and operations have been in existence for several years and have accumulated a great deal of experience in this industry.

      Flagstick's consolidated financial statements do not include any adjustments relating to the recoverability and classification of assets and liabilities that might be necessary should Flagstick be unable to continue as a going concern.

      The accompanying financial statements do no include any adjustments that might result from the eventual outcome of the risks and uncertainties described above.

NOTE 3 - DEFERRED INCOME TAXES

      Flagstick has a carry-forward loss for income tax purposes of $65,000 that may be offset against future taxable income. Such amount excludes A and Z Golf's activities through the purchase date of June 15, 2001 which were included in Flagstick's statement of operations for the period ended March 31, 2002 for comparative purposes. The carry-forward loss expires in the year 2020. Due to the uncertainty regarding the success of future operations, Management has valued the deferred tax asset allowance at 100% of the related deferred tax assets. The deferred tax assets, liabilities and valuation allowances as of March 31, 2002 consist of the following:

                                                                Flagstick
                                                              Ventures, Inc.
                                                                 March 31,
                                                                   2002
                                                              --------------

      Deferred tax assets arising from net operating losses      $ 24,700
      Less: Valuation allowance                                   (24,700)
                                                                 --------
      Net deferred tax liabilities                                      0
                                                                 --------
      Net Deferred Tax Asset                                     $      0
                                                                 ========

                   FLAGSTICK VENTURES, INC. & SUBSIDIARY F/K/A
                         JEFF A JONES D/B/A A AND Z GOLF
                          NOTES TO FINANCIAL STATEMENTS

NOTE 3 - DEFERRED INCOME TAXES (CONTINUED)

      The effective tax rate varies from the U.S. Federal statutory tax rate principally due to the following:

                                                                   Flagstick
                                                                Ventures, Inc.
                                                                March 31, 2002
                                                                --------------

      U.S. statutory tax rate                                         34%
      State and local taxes                                            4
      Less: Valuation allowance                                      (38%)
                                                                     ---

      Effective rate                                                   0%
                                                                     ===

NOTE 4 - ACCRUED EXPENSES

      Accrued expenses of Flagstick as of March 31, 2002 consisted of the following:

                                                                   Flagstick
                                                                Ventures, Inc.
                                                                March 31, 2002
                                                                --------------

      Accrued professional fees                                    $26,500
      Accrued rent expense                                           3,000
      Accrued Payroll                                               10,004
                                                                   -------
      Total accrued expenses                                       $39,504
                                                                   =======

NOTE 5 - OPERATING LEASE OBLIGATION

      Effective April 4, 2001, Flagstick entered into an oral agreement with its sole shareholder for the use of certain office facilities and equipment on a month-to-month basis. The amount calls for payments of $250 per month. Rent expense recorded by Flagstick for the period ended March 31, 2002 amounted to $3,000.

      For comparative purposes, rent of $250 per month has been imputed on A and Z Golf's statement of operations for the twelve months ended March 31, 2001. This amount is shown as a capital contribution in A and Z Golf's statement of capital.

NOTE 6 - STOCKHOLDER'S EQUITY

      Flagstick issued 2,000,000 restricted shares of the Company's common stock to Mr. Jeff Jones, the founder and sole shareholder. The shares were issued in exchange for receivables that originated from Mr. Jones sole proprietorship valued at $.00763 per share for a total of $15,262

                   FLAGSTICK VENTURES, INC. & SUBSIDIARY F/K/A
                         JEFF A JONES D/B/A A AND Z GOLF
                          NOTES TO FINANCIAL STATEMENTS

NOTE 7 - EMPLOYMENT AGREEMENT

      Effective September 1, 2001, A & Z Golf Corp. agreed in principal to compensate Jeff Jones at a rate of $3,000 a month. This agreement is cancelable by either party upon 30 days written notice. Prior to September 1, 2001, Mr. Jones' services were donated to A & Z Golf Corp. and the value of those services which amounted to approximately $16,673, were recorded as a capital contribution. Payroll and payroll related expenses for the period from April 1, 2001 to March 31, 2002 amounted to approximately $ 40,015.

      For comparative purposes, for the twelve months ended March 31, 2001, payroll and payroll related expenses of $40,015 were recorded on A and Z Golf's statement of operations and deemed a capital contribution on the proprietorship's statement of capital for the value of Mr. Jones' services for the twelve months then ended.

                            FLAGSTICK VENTURES, INC.


                               3,000,000 shares of
                                  Common Stock


                                   ----------

                                   PROSPECTUS

                                   ----------


                                 _________, 2002

                      Dealer Prospectus Delivery Obligation

            Until ____, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions. Moreover, any brokers or dealers effecting transactions in these securities should confirm either the registration of these securities under the securities laws of the states in which transactions occur on the existence of an exemption from registration.


                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

      ITEM 24. Indemnification of Officers and Directors.


            Section 145 of the Delaware Corporation Law provides, in effect, that we may, and in certain cases must, indemnify any person made a party to any action by reason of the fact that he is or was one of our directors, officers, employees, or agents against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorney's fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to us, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses, and, in a non-derivative action, to any criminal proceeding in which such person had reasonable cause to believe his conduct was unlawful.

            Our Certificate of Incorporation provides that no director shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware law.



      Our bylaws provide that we shall indemnify, to the fullest extent permitted by Delaware law, any and all of our directors and officers, or former directors and officers, or any person who may have served at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, it is an the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

ITEM 25. Other Expenses of Issuance and Distribution.


      The following table sets forth an itemization of various expenses, all of which we will pay, in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimates, except the Securities and Exchange Commission registration fee.

                                                                          Amount
Registration Fee                                                      $     9.20
Printing                                                                5,000.00
Legal Fees and Expenses                                                30,000.00
Accounting Fees and Expenses                                            5,000.00
Transfer Agents and Registrars Fees                                     1,500.00
Blue Sky Fees                                                           2,500.00
Miscellaneous                                                           2,500.00

                           TOTAL                                      $46,509.20




ITEM 26. Recent Sales of Unregistered Securities.

      Set forth in chronological order is information regarding shares of common stock issued from April 4, 2001 (inception) to the date of this Registration Statement. Also included is the consideration, if any, received by us for the issuances of such shares and information relating to the section of the Securities Act, or rule of the Securities and Exchange Commission under which exemption from registration was claimed.

(1) On April 4, 2001, we issued 100 shares to our CEO and President, Jeff Jones, at a price of $.001 per share.

(2) On June 5, 2001, we issued 2,000,000 shares to our CEO and President, Jeff Jones, at a price of $.00763 per share. See footnote 7 of the Auditors Consolidated Financial Statements.

      We believe that all of the share issuances made by us to date were exempt from the registration provisions of the Securities Act by virtue of Section 4(2) in that the shares were issued in transactions not involving a public offering. The shares were issued solely to Mr. Jones with respect to his "incorporation" of his sole proprietorship business.

ITEM 27. Exhibits and Financial Statement Schedules.

(A) EXHIBITS

The following Exhibits are either attached hereto, incorporated herein by reference or will be filed by amendment:

EXHIBIT     DESCRIPTION OF EXHIBIT AND FILING REFERENCE
NUMBER


3.1         Certificate of Incorporation*

3.2         Certificate of Amendment to the Certificate of Incorporation*

3.3         Bylaws*


5.1 Opinion of Eiseman Levine Lehrhaupt & Kakoyiannis, P.C. regarding the legality of the securities being registered


10.0        Escrow Agreement*

10.1        Purchase Agreement

10.2        Subscription Agreement


23.1        Consent of Eiseman Levine Lehrhaupt & Kakoyiannis (included in
            Exhibit 5.1)

23.2        Consent of Berenfield, Spritzer, Shechter & Sheer


*     Previously filed.


(B) FINANCIAL STATEMENT SCHEDULES

      Financial Statement Schedules omitted because the information is included in the Financial Statements and Notes thereto.

ITEM 28. Undertakings.


      (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 24 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

      (b) The undersigned registrant hereby undertakes:

      (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) Include any additional or changed material information on the plan of distribution.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.



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

                                   SIGNATURES


      In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Naples, State of Florida, on the 20th day of June, 2002.


                                        FLAGSTICK VENTURES, INC.


                                        By: /S/ Jeff Arthur Jones
                                            ------------------------------------
                                                President and Chief Financial
                                                Officer

      In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following person in the capacity and on the date stated:

SIGNATURE                             TITLE                         DATE



/s/ Jeff Arthur Jones   President, Chief Executive Officer       June 20, 2002
---------------------   and Sole Director
Jeff Arthur Jones       (principal executive officer,
                        principal financial officer,
                        principal accounting officer)



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

                            FLAGSTICK VENTURES, INC.
                       REGISTRATION STATEMENT ON FORM SB-2
                                  EXHIBIT INDEX

The following Exhibits are either attached hereto or incorporated herein by reference:

EXHIBIT     DESCRIPTION OF EXHIBIT AND FILING REFERENCE
NUMBER


3.1         Certificate of Incorporation*

3.2         Certificate of Amendment of the Certificate of Incorporation*

3.3         Bylaws*


5.1 Opinion of Eiseman Levine Lehrhaupt & Kakoyiannis, PC. regarding the legality of the securities being registered


10.0        Escrow Agreement*

10.1        Purchase Agreement

10.2        Subscription Agreement


23.1        Consent of Eiseman Levine Lehrhaupt & Kakoyiannis, P.C. (included in
            Exhibit 5.1)

23.2        Consent of Berenfield, Spritzer, Shechter & Sheer

*     Previously Filed



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